Calculation of Filing Fee Tables
S-3
Scilex Holding Co
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share, issuable upon the exercise of warrants (secondary offering)	Other	100,000	$ 20.00	$ 2,000,000.00	0.0001381	$ 276.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,000,000.00		$ 276.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 276.20
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Consists of 100,000 shares of common stock, par value $0.0001 per share ("Common Stock") of Scilex Holding Company, a Delaware corporation (the "Company") underlying a warrant to purchase common stock at an exercise price of $20.00 per share, issued to an investor in February 2026. The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants (secondary offering)	3,250,000		S-3	333-280882	07/25/2024
2	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants (primary offering)	108,686		S-3	333-276245	01/11/2024
3	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants (primary offering)	13,446		S-3	333-276245	01/11/2024
4	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants (primary offering)	34,286		S-3	333-276245	01/11/2024
5	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants (primary offering)	211,990		S-3	333-276245	01/11/2024
6	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants (primary offering)	537,298		S-3	333-276245	01/11/2024
7	Equity	Common Stock, par value $0.0001 per share, issuable upon exercise of warrants (primary offering)	131,472		S-3	333-276245	01/11/2024
8	Equity	Common Stock, par value $0.0001 per share, issuable upon the exercise of warrants (primary offering)	198,807		S-1	333-268603	12/27/2022
9	Equity	Common Stock, par value $0.0001 per share, issuable upon the exercise of warrants (primary offering)	500,000		S-1	333-292157	12/29/2025
10	Equity	Common Stock, par value $0.0001 per share, issuable upon conversion of convertible notes (primary offering)	347,082		S-3	333-276245	01/11/2024
11	Equity	Common Stock, par value $0.0001 per share (secondary offering)	1,513,040		S-1	333-268603	12/27/2022
12	Equity	Common Stock, par value $0.0001 per share, issuable upon the exercise of warrants (secondary offering)	14,018		S-1	333-268603	12/27/2022
13	Equity	Common Stock, par value $0.0001 per share, issuable upon the exercise of warrants (secondary offering)	275,000		S-1	333-292157	12/29/2025
14	Equity	Common Stock, par value $0.0001 per share, issuable upon the exercise of warrants (secondary offering)	1,356,594		S-1	333-292157	12/29/2025
15	Equity	Common Stock, par value $0.0001 per share, issuable upon the exercise of warrants (secondary offering)	72,352		S-1	333-292157	12/29/2025
16	Equity	Warrants to purchase common stock at an exercise price of $402.50 per share (secondary offering)	490,617		S-1	333-268603	12/27/2022
Prospectus Note
[1]	Consists of 3,250,000 shares of Common Stock issuable upon exercise of a warrant (on a pre-Reverse Stock Split basis, as such warrant and the exercise price thereof were not subject to adjustment in connection with such split), registered for resale by the Selling Securityholder named in this registration statement. These shares were previously included in Registration Statement No. 333-280882 for which all filing fees were paid.

[2]	Consists of 108,686 shares of Common Stock issued or issuable upon exercise of warrants that were originally issued to investors pursuant to an offering that closed in March 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

[3]	Consists of 13,446 shares of Common Stock issued or issuable upon exercise of warrants that were originally issued to the placement agent pursuant to an offering that closed in March 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

[4]	Consists of 34,286 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to the placement agent pursuant to an offering that closed in April 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

[5]	Consists of an aggregate of 211,990 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to investors and the placement agent pursuant to an offering that closed in October 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

[6]	Consists of 537,298 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to investors pursuant to an offering that closed in December 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

[7]	Consists of 131,472 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to StockBlock Securities LLC pursuant to an offering that closed in December 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

[8]	Consists of 198,807 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued as part of the Company's initial public offering and private placement concurrent therewith. These shares were previously included in Registration Statement No. 333- 268603 for which all filing fees were paid.

[9]	Consists of 500,000 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to investors as part of a warrant exchange in July 2025. These shares were previously included in Registration Statement No. 333-292157 for which all filing fees were paid.

[10]	Consists of 347,082 shares of Common Stock issuable upon conversion of senior secured convertible notes, that were originally issued to investors pursuant to an offering that closed in October 2024. These shares were previously included in Registration Statement No. 333-276245 for which all filing fees were paid.

[11]	Consists of 1,513,040 shares of Common Stock originally issued to an investor in connection with the Company's business combination that consummated on November 10, 2022. These shares were previously included in Registration Statement No. 333-268603 for which all filing fees were paid.

[12]	Consists of 14,018 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to investors in a private placement concurrent with Company's initial public offering. These shares were previously included in Registration Statement No. 333-268603 for which all filing fees were paid.

[13]	Consists of 275,000 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to investors as part of an inducement to exercise certain other warrants then held by such investors. These shares were previously included in Registration Statement No. 333-292157 for which all filing fees were paid.

[14]	Consists of 1,356,594 shares of Common Stock issuable from time to time upon exercise of warrants that were originally issued to an investor as part of an inducement to exercise certain warrants then held by such investor in November 2025. These shares were previously included in Registration Statement No. 333-292157 for which all filing fees were paid.

[15]	Consists of 72,352 shares of Common Stock issuable from time to time upon exercise of warrants issued to a placement agent, or its affiliates, in connection with the warrant inducement transaction in November 2025. These shares were previously included in Registration Statement No. 333-292157 for which all filing fees were paid.

[16]	Consists of 490,617 Warrants to purchase common stock currently exercisable for 14,018 shares of Common Stock originally issued to certain investors in a private placement concurrent with the Company's initial public offering.